Filed Pursuant to Rule 424(b)(5)
Registration No. 333-192518

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 5, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 12, 2014)

            Shares

Voting Common Stock

We are selling 5,250,000 shares of our voting common stock.

Our shares of voting common stock trade on the New York Stock Exchange under the symbol “BANC.” On May 5, 2016, the last sale price of the shares as reported on the New York Stock Exchange was $20.76 per share.

For a discussion of certain risks that you should consider in connection with an investment in our voting common stock, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and all subsequent filings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, as well as the additional risk factors contained in this prospectus supplement beginning on page S-10 and the accompanying prospectus.

The underwriter has agreed to purchase 5,250,000 shares of our voting common stock from us at a price of $             per share, which will result in approximately $         of proceeds to us.

We have granted the underwriter a 30-day option to purchase up to 787,500 additional shares of our voting common stock on the same terms as set forth above. See the section of this prospectus supplement entitled “Use of Proceeds” and “Underwriting.”

The underwriter may offer our shares in transactions on the New York Stock Exchange, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting.”

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency.

Neither the Securities and Exchange Commission, referred to herein as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of voting common stock on or about                 , 2016.

UBS Investment Bank

The date of this prospectus supplement is                 , 2016.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus and in this prospectus supplement and under the heading “Incorporation by Reference” in this prospectus supplement.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any written communication from Banc of California, Inc. or the underwriter specifying the final terms of this offering. Neither we nor the underwriter have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriter are offering to sell our voting common stock, and seeking offers to buy our voting common stock, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of our securities, and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, references to the “Company,” “we,” “us” or “our” refer to Banc of California, Inc. excluding its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

•	our ability to consummate this offering in the size and manner described herein;

•	risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the amount of the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all;

•	risks that funds obtained from capital raising activities, including but not limited to this offering, will not be utilized efficiently or effectively;

•	a worsening of current economic conditions, as well as turmoil in the financial markets;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan and lease portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality, credit and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas, or financial markets;

•	continuation of or changes in the historically low short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, and our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, any of which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules and changes that could result if we grow to over $10 billion in total assets;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in estimates of the fair values of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and saving habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus or the documents incorporated by reference herein.

Some of these and other factors are discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, and in our other reports filed from time to time with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

The forward-looking statements are based on our management’s beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

We have filed a Registration Statement on Form S-3 (File No. 333-192518), as amended, with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC’s public reference room or through its website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 001-35522) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the year ended December 31, 2015, filed on February 18, 2016

• Proxy Statement on Schedule 14A	Filed on April 15, 2016

• Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2016, filed on May 4, 2016

• Current Reports on Form 8-K	Filed on February 8, 2016, February 16, 2016, March 1, 2016, March 8, 2016, March 11, 2016, March 25, 2016, April 4, 2016, April 6, 2016 and April 25, 2016

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at Investor Relations, Banc of California, Inc., 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, telephone number (855) 361-2262.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, before making a decision to invest in shares of our voting common stock.

Banc of California, Inc.

Banc of California, Inc., a financial holding company regulated by the Federal Reserve Board, is focused on empowering California’s diverse private businesses, entrepreneurs and communities. It is the parent company of Banc of California, National Association, a California-based bank that is regulated by the Office of the Comptroller of the Currency (the “Bank”). The Bank has one wholly owned subsidiary, CS Financial, Inc. (“CS Financial”), a mortgage banking firm. Banc of California, Inc. was incorporated under Maryland law in March 2002, and was formerly known as “First PacTrust Bancorp, Inc.”, and changed its name to “Banc of California, Inc.” in July 2013.

On November 1, 2010, the Company was recapitalized by outside investors with the goal of creating California’s bank. Since that time, the Company has grown from less than $1 billion in total assets to more than $9 billion in total assets at March 31, 2016. This has resulted from both strong organic growth and opportunistic acquisitions. Over the previous five years, the Company completed seven acquisitions: three whole bank transactions (Gateway Bancorp, Beach Business Bank, and The Private Bank of California), the acquisitions of The Palisades Group, LLC (“Palisades”) (which has subsequently been sold), CS Financial, and RenovationReady, and the acquisition of California branch locations from Banco Popular North America.

The Bank is headquartered in Irvine, California and at March 31, 2016, the Bank had 93 California banking locations including 38 full service branches in San Diego, Orange, Santa Barbara, and Los Angeles Counties.

Banc of California’s mission and vision guide its strategic plan. The Company focuses on three core values: operational excellence, superior analytics and entrepreneurialism. The Company is focused on California and core banking products and services designed to cater to the unique needs of California’s diverse private businesses, entrepreneurs and communities. During 2015, the Bank was awarded an Outstanding rating for Community Reinvestment Act (“CRA”) activities by the Office of the Comptroller of the Currency. As of December 31, 2015, we were the largest independent public bank in California with an Outstanding CRA rating.

As part of delivering on our value proposition to clients, we offer a variety of financial products and services designed around our target client in order to serve all of their banking and financial needs. This includes both deposit products offered through the Company’s multiple channels that include retail banking, business banking and private banking, as well as lending products including residential mortgage lending, commercial lending, commercial real estate lending, multifamily lending, specialty lending including Small Business Administration lending, commercial specialty finance and construction lending.

The Bank’s deposit and banking product and service offerings include checking, savings, money market, certificates of deposit, retirement accounts as well as online, telephone, and mobile banking, automated bill payment, cash and treasury management, master demand accounts, foreign exchange, interest rate swaps, trust services, card payment services, remote and mobile deposit capture, ACH origination, wire transfer, direct deposit, and safe deposit boxes. Bank customers also have the ability to access their accounts through a nationwide network of over 55,000 surcharge-free ATMs.

The Bank’s lending activities are focused on providing financing to California’s diverse private businesses, entrepreneurs, and homeowners and are often secured against California commercial and residential real estate. In 2015, the Bank closed over $7 billion in new loans.

The principal executive offices of the Company are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California, and its telephone number is (855) 361-2262.

Risk Factors

Investing in our voting common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-10 of this prospectus supplement, under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 18, 2016, and under “Risk Factors” our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 4, 2016, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

Recent Developments

On May 5, 2016, we completed the previously announced sale of Palisades to Palisades Holdings I, LLC, a Delaware limited liability company, which is wholly owned by Stephen Kirch and Jack Macdowell, who were the Chief Executive Officer and Chief Investment Officer of Palisades, respectively. Palisades provides financial advisory and asset management services to third parties, including to the Bank, with respect to the purchase, sale and management of portfolios of residential mortgage loans.

On April 20, 2016, we expanded our revolving line of credit through Wells Fargo Bank, N.A. from $20 million to $75 million. The new line of credit will mature on April 18, 2017.

On April 15, 2016, we redeemed all of our outstanding 7.50% Senior Notes due April 15, 2020 (the “7.50% Senior Notes”). The 7.50% Senior Notes, which had an aggregate outstanding principal amount of $84,750,000, were redeemed at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

On April 1, 2016, we redeemed all 32,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (the “Series A Preferred Stock”), then outstanding and all 10,000 shares of our Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (the “Series B Preferred Stock”), then outstanding. The shares were redeemed at a redemption price equal to the liquidation amount of $1,000 per share plus the unpaid dividends for the then-current dividend period to, but excluding, the redemption date. The aggregate payment in connection with these redemptions was approximately $42 million. Both the Series A Preferred Stock and the Series B Preferred Stock were issued as part of the U.S. Department of the Treasury’s Small Business Lending Fund program.

On March 8, 2016, we issued and sold 5,577,500 shares of our voting common stock in an underwritten public offering, including 727,500 shares purchased by the underwriters pursuant to the exercise in full of their over-allotment option, at a public offering price of $14.50 per share.

On February 8, 2016, we issued and sold 125,000 shares of 7.000% Non-Cumulative Perpetual Preferred Stock, Series E, liquidation amount $1,000 per share (“Series E Preferred Stock”), in connection with an underwritten public offering of depositary shares, each representing a 1/40th interest in a share of Series E Preferred Stock.

THE OFFERING

The following summary contains basic information about our voting common stock. This description is not complete and does not contain all of the information that you should consider before investing in shares of our voting common stock. For a more complete understanding of our voting common stock, you should read “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying prospectus. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. In this section, the “Company,” “we,” “our,” or “us” refer only to Banc of California, Inc. and not to any of its subsidiaries.

Issuer	Banc of California, Inc.

Voting common stock offered in this offering	5,250,000 shares (or 6,037,500 shares if the underwriter of this offering exercises in full its option to purchase additional shares).

The underwriter may also exercise its option to purchase up to an additional 787,500 shares of our voting common stock from us, at the same price, for 30 days after the date of this prospectus supplement.

Voting common stock to be outstanding after this offering	Approximately 49.1 million shares (or approximately 49.9 million shares if the underwriter of this offering exercises in full its option to purchase additional shares).

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ (or approximately $ if the underwriter exercises in full its option to purchase additional shares), after deducting underwriting commissions and expenses. We intend to use the net proceeds from this offering for general corporate purposes.

Risk Factors	Investing in shares of our voting common stock involves risks. Before deciding whether to invest in shares of our voting common stock, you should carefully consider the information set forth in the section of the prospectus supplement entitled “Risk Factors” beginning on page S-10, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Listing	Our voting common stock is listed on the New York Stock Exchange under the symbol “BANC.”

The number of shares of voting common stock to be outstanding after this offering is based on 45,466,009 shares of voting common stock issued and 43,866,986 shares of voting common stock outstanding as of May 4, 2016, but does not include:

•	shares of voting common stock issuable upon exercise of outstanding stock options and stock appreciation rights and upon settlement of outstanding restricted stock units;

•	1,170,000 shares reserved for potential issuance under warrants issued in connection with a common stock offering we completed in November 2010. The warrants are currently exercisable for shares of our non-voting common stock, but will be exercisable for voting common stock in lieu of non-voting common stock following the transfer of the warrants in a widely dispersed offering or in other limited circumstances;

•	up to 30,931 shares of voting common stock (“Performance Shares”) that may be issued upon the achievement of certain performance targets by the Bank’s Residential Lending Division pursuant to the Agreement and Plan of Merger, dated as of October 25, 2013, by and among the Company, the Bank, CS Financial, the stockholders of CS Financial and Jeffrey T. Seabold, as the Sellers’ Representative (the “CS Financial Merger Agreement”);

•	up to 291,126 shares issuable upon settlement of prepaid stock purchase contracts; or

•	374,006 shares underlying restricted stock awards granted on April 26, 2016 that are currently being processed through the Company’s transfer agent.

RISK FACTORS

An investment in shares of our voting common stock involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 18, 2016, Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 4, 2016, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our voting common stock. The risks described below and in the accompanying prospectus or in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our voting common stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

Risks Relating to This Offering and Our Voting Common Stock

The market price of our voting common stock may decline after the offering.

The price per share at which we sell our voting common stock in this offering may be more or less than the market price of the voting common stock on the date the offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers will experience an immediate decline in the value of their investment in the voting common stock purchased in this offering. If the actual purchase price is less than the market price for the shares of the voting common stock, some purchasers in this offering may be inclined to immediately sell shares of the voting common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our voting common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our voting common stock in this offering will be able to sell shares after the offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of shares of voting common stock.

Our trading volume may not provide adequate liquidity for investors.

Our voting common stock is currently listed on the New York Stock Exchange. However, the average daily trading volume in shares of our voting common stock is less than that of larger financial services companies. A public trading market having the desired depth, liquidity and orderliness depends on the presence of a sufficient number of willing buyers and sellers for our voting common stock at any given time. This presence is impacted by general economic and market conditions and investors’ views of us. Any significant sales of our shares could cause a decline in the market value of our voting common stock.

The price of our voting common stock may fluctuate significantly, and this may make it difficult for you to resell our voting common stock when you want or at prices you find attractive.

We cannot predict how our voting common stock will trade in the future. The market value of our voting common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control, as well as the other factors described in this “Risk Factors” section, elsewhere in this prospectus and in the documents incorporated herein by reference:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involve us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings, including this offering;

•	actions of our current stockholders, including sales of stock by existing stockholders and our directors and executive officers;

•	fluctuations in the stock prices and operating results of our competitors;

•	regulatory developments; and

•	other developments related to the financial services industry.

The market value of our voting common stock may also be affected by conditions affecting the financial markets in general, including price and trading fluctuations. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our voting common stock and (ii) sales of substantial amounts of our voting common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad fluctuations may adversely affect the market value of our voting common stock.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our voting common stock.

In many situations, our board of directors has the authority, without any vote of our stockholders, to issue shares of our authorized but unissued shares of our common stock or shares of our authorized but unissued preferred stock. Our board of directors also has the power to amend our charter, without stockholder approval, to increase the number of shares of stock we are authorized to issue. In the future, we may issue additional securities, through public or private offerings, in order to raise additional capital or for other purposes. Any such issuance would dilute the percentage of ownership interest of existing stockholders and may dilute the per share book value of our common stock. In addition, option, stock appreciation right and warrant holders may exercise their options, stock appreciation rights and warrants at times when we would otherwise be able to obtain additional equity capital on more favorable terms. In the case of issuances of our preferred stock, any issuances would likely result in your interest being subject to the prior rights of holders of that preferred stock. The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering or the perception that such sales could occur.

Our voting common stock is equity and is subordinate to our existing and future indebtedness and preferred stock and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our voting common stock represent equity interests in us and do not constitute indebtedness. Accordingly, the shares of our voting common stock will rank junior to all of our existing and future indebtedness and to other non-equity claims against us with respect to assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our voting common stock are subject to the prior dividend and liquidation rights of the holders of our outstanding preferred stock. As of the date of this prospectus supplement, we had 280,250 shares of preferred stock issued and outstanding, consisting of 40,250 shares of 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share, 115,000 shares of 7.375% Non-Cumulative Perpetual Preferred Stock, Series D, liquidation amount $1,000 per share, and 125,000 shares of Series E Preferred Stock. Each such series of our preferred stock ranks equally (pari passu) with each other series of our preferred stock and senior to our common stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc. We may also issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock generally without any action on the part of the holders of our common stock, and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of a holder of our voting common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, holders of our voting common stock will be effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

Our holding company relies on dividends from the Bank for substantially all of its income and the net proceeds of capital raising transactions are currently the primary source of funds for cash dividends to our stockholders. Our ability to pay dividends on our common stock may also be limited by regulatory and other considerations.

Our primary source of revenue at the holding company level is earnings of available cash and securities and dividends from the Bank and we currently rely on the net proceeds of capital raising transactions as the primary source of funds for cash dividends to our preferred and common stockholders. To the extent we are limited in our ability to raise capital in the future, our ability to pay cash dividends on the common stock could likewise be limited, especially if we are unable to increase the amount of dividends the Bank pays to us. The Office of the Comptroller of the Currency regulates and, in some cases, must approve the amounts the Bank pays as dividends to us. If the Bank is unable to pay dividends to us, then we may not be able to service our debt, pay our other obligations or pay cash dividends on our preferred stock or our common stock. Additionally, any dividend payment made by us may be subject to the prior approval of the Federal Reserve. If we are not able to secure prior approval, then we may not be able to service our debt, pay our other obligations or pay cash dividends on our preferred stock or our common stock. Our inability to service our debt, pay our other obligations or pay dividends on our preferred stock or our common stock could have a material adverse impact on our financial condition and the value of your investment. The Bank did not pay dividends to the Company in 2015 or in the first quarter of 2016.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require the Company to commit resources to the Bank, even when doing so is not otherwise in the interests of the Company or its stockholders or creditors.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not pay a dividend on our common stock if, after giving effect to the dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the common stock.

Anti-takeover provisions could negatively impact our stockholders.

Provisions in our charter and bylaws, the corporate law of the State of Maryland and federal regulations could delay, defer or prevent a third party from acquiring us, despite the possible benefit to our stockholders, or otherwise adversely affect the market price of any class of our equity securities. These provisions include: a prohibition on voting shares of common stock beneficially owned in excess of 10 percent of total shares outstanding, supermajority voting requirements for certain business combinations with any person who beneficially owns more than 10 percent of our outstanding common stock; the election of directors to staggered terms of three years; advance notice requirements for nominations for election to our board of directors and for proposing matters that stockholders may act on at stockholder meetings, a requirement that only directors may fill a vacancy in our board of directors, supermajority voting requirements to remove any of our directors and the other provisions of our charter. Our charter also authorizes our board of directors to issue preferred stock, and preferred stock could be issued as a defensive measure in response to a takeover proposal. In addition, pursuant to federal banking regulations, as a general matter, no person or company, acting individually or in concert with others, may acquire more than 10 percent of our common stock without prior approval from the our federal banking regulator.

These provisions may discourage potential takeover attempts, discourage bids for our common stock at a premium over market price or adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These provisions could also discourage proxy contests and make it more difficult for holders of our common stock to elect directors other than the candidates nominated by our board of directors.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $         million (or approximately $         million if the underwriter exercises in full its option to purchase additional shares), based on the public offering price of $         per share, after deducting underwriting commissions and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table shows the consolidated capitalization of the Company and its subsidiaries as of March 31, 2016:

•	on an actual basis,[1]

•	as adjusted to give effect to the proceeds of $ from our voting common stock offered hereby, net of underwriting discounts and commissions and estimated expenses paid by us, assuming the underwriter does not exercise its option to purchase additional shares with respect to this offering.

The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2016 (In thousands of dollars)
	Actual[1]	As Adjusted for this Offering
Cash and cash equivalents	$91,085	$

Short-term debt
FHLB advances	$995,000		$995,000
Other short-term borrowings (Federal Funds and repurchase agreements)	260,896		260,896

Total short-term debt	$1,255,896		$1,255,896
Long-term debt
FHLB advances	$200,000		$200,000
Senior notes due 2025, net of $2.471 million discount	172,530		172,530
Secured borrowings	—		—
Junior subordinated amortizing notes, net of $155 thousand discount	6,373		6,373

Total long-term debt	$378,903		$378,903

Stockholders’ equity
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, 280,250 shares issued and outstanding at March 31, 2016	269,074		269,074
Common stock, $0.01 par value per share, 446,863,844 shares authorized, 45,506,610 shares issued and 43,907,587 shares outstanding at March 31, 2016 (50,756,610 shares issued and 49,157,587 shares outstanding, as adjusted for this offering)	454		507
Class B non-voting non-convertible common stock, $0.01 par value per share, 3,136,156 shares authorized, 91,066 shares issued and outstanding at March 31, 2016	1		1
Additional paid-in capital	509,213		509,213
Retained earnings	73,179		73,179
Treasury stock, at cost (1,599,023 shares at March 31, 2016)	(29,070)		(29,070)
Accumulated other comprehensive income, net	2,835		2,835

Total stockholders’ equity	$825,596	$

Total capitalization	$2,460,395	$

[1]	As adjusted to give effect to the redemptions of our Series A Preferred Stock and our Series B Preferred Stock on April 1, 2016 and the redemption of our 7.50% Senior Notes on April 15, 2016, each on a book value basis. See “Prospectus Supplement Summary—Recent Developments.”

PRICE RANGE OF VOTING COMMON STOCK AND DIVIDENDS

Our voting common stock (symbol “BANC”) has been listed on the New York Stock Exchange since May 29, 2014 and prior to that date was listed on the NASDAQ Global Market.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our voting common stock as reported on the New York Stock Exchange and the NASDAQ Global Market, as applicable, as well as the cash dividends declared per share of our common stock, for each of those periods.

	High	Low	Dividend Declared
Year Ending December 31, 2016
Second quarter (through May 5, 2016)	$20.76	$17.15	$0.00
First quarter	17.50	13.24	0.12

Year Ending December 31, 2015
Fourth quarter	$15.23	$12.12	$0.12
Third quarter	14.08	11.78	0.12
Second quarter	14.20	12.19	0.12
First quarter	12.31	10.25	0.12

Year Ending December 31, 2014
Fourth quarter	$11.85	$10.47	$0.12
Third quarter	12.28	10.64	0.12
Second quarter	12.71	9.78	0.12
First quarter	13.84	12.00	0.12

On May 5, 2016, the last reported sale price of our voting common stock was $20.76 per share. As of May 4, 2016, we had approximately 1,573 holders of record of our voting common stock. This total does not reflect the number of persons or entities who hold stock in “street” name through various banks, brokerage firms and other nominees. As of May 4, 2016, there were (i) 45,466,009 shares of our voting common stock issued (with 1,599,023 shares held in treasury) and 43,866,986 shares of our voting common stock outstanding and (ii) 91,066 shares of our Class B non-voting common stock issued and outstanding. Holders of our non-voting common stock rank equally with the holders of our voting common stock with respect to dividends and with respect to all other matters, except that holders of the non-voting common stock do not have voting rights except as required by law. See “Description of Common Stock and Preferred Stock—Common Stock” in the accompanying prospectus.

The timing and amount of cash dividends paid on our common stock depends on our earnings, capital requirements, financial condition, regulatory requirements, dividends on our outstanding preferred stock (which rank senior to our common stock with respect to cash dividends) and other relevant factors and is subject to the discretion of our board of directors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our voting common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our voting common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, or any other corporation treated as such;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons,” as defined under the Code, have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Code, Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any U.S. federal estate and gift taxes, any U.S. alternative minimum taxes or any state, local or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” non-U.S. holders that hold our voting common stock as part of a straddle, hedge, conversion transaction or other integrated investment and certain U.S. expatriates).

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our voting common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our voting common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR VOTING COMMON STOCK. PROSPECTIVE HOLDERS OF OUR VOTING COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR VOTING COMMON STOCK.

Dividends

In general, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of voting common stock will be subject to U.S. withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-U.S. holder’s shares of voting common stock and then, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of voting common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described below under “—Gain on Sale or Other Disposition of Voting Common Stock.”

Subject to the discussion below regarding “—Withholdable Payments to Foreign Financial Entities and Other Foreign Entities,” dividends we pay to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Gain on Sale or Other Disposition of Voting Common Stock

Subject to the discussions below on backup withholding and FATCA, in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of voting common stock unless:

•	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our voting common stock, and the non-U.S. holder has held, at any time during said period, more than 5% of the class of our stock being sold.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our voting common stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses. We believe that we are not and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under Sections 1471 through 1474 of the Code, U.S. Treasury regulations and official IRS guidance (such provisions, regulations and guidance commonly known as “FATCA”), a United States federal withholding tax of 30% generally is imposed on any dividends paid on our common stock and a United States federal withholding tax of 30% generally will be imposed on gross proceeds from the disposition of our common stock (beginning January 1, 2019) paid to (i) a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) certain other foreign entities unless such entity provides the withholding agent with a certification identifying its direct and indirect “substantial United States owners” (as defined under FATCA) or alternatively, provides a certification that no such owners exist and, in either case, complies with certain other requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules and properly certifies its exempt status to a withholding agent or is deemed to be in compliance with FATCA. Application of this FATCA tax does not depend on whether the payment otherwise would be exempt from U.S. federal withholding tax under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective non-U.S. holders should consult with their tax advisors regarding the implications of FATCA on their investment in our common stock.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our voting common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our voting common stock by a non-U.S. holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of voting common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the Internal Revenue Service and also backup withhold on that amount unless such non-U.S. holder provides appropriate certification to the broker of its status as a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of voting common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person) and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of our voting common stock, including the application and effect of state and local, and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account, or arrangement to acquire or hold our voting common stock should consider whether an investment in our voting common stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, referred to herein as ERISA, or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code, including entities such as collective investment funds, partnerships, and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (each referred to herein as a Plan, and, collectively, referred to herein as the Plans) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws, referred to herein as Similar Laws.

The acquisition or holding of our voting common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless our voting common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our voting common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase or holding is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption issued by the U.S. Department of Labor, which we refer to as a PTCE, such as PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers), or there is some other basis on which the purchase and holding of voting common stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Each purchaser or holder of our voting common stock or any interest therein, and each person making the decision to purchase or hold our voting common stock on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our voting common stock to the date on which the purchaser or holder disposes of its interest in our voting common stock, by its purchase or holding of our voting common stock or any interest therein that (a) its purchase and holding of our voting common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of our voting common stock is made on behalf of or with “plan assets” of a Plan, then (i) its acquisition and holding of our voting common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of our voting common stock, and

(iii) neither we nor any of our affiliates has provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of our voting common stock or any interest therein. Each purchaser and holder of our voting common stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of our voting common stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing our voting common stock or any interest therein on behalf of or with “plan assets” of any Plan or “plan asset” entity consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment as well as the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption.

UNDERWRITING

UBS Securities LLC is acting as the sole underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 5,250,000 shares of voting common stock.

The underwriting agreement provides that the underwriter’s obligation to purchase the shares included in this offering depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the obligation to purchase all of the voting common shares offered hereby (other than those voting common shares covered by their option to purchase additional voting common shares as described below), if any of the voting common shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material change in our business or the financial markets; and

•	we deliver customary closing documents to the underwriter.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

Commissions and Expenses

The underwriter proposes to offer the shares offered hereby from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt of acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation.

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase from time to time, in whole or in part, up to 787,500 additional shares at the same per share price less underwriting discounts and commissions. To the extent that this option is exercised, the underwriter will be obligated, subject to certain conditions, to purchase these additional shares.

Restrictions on Sales of Similar Securities

We and certain of our directors and executive officers have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including 90 days after the date of this prospectus supplement, and without the prior written consent of the representatives of the underwriter, not to:

(i) issue (solely in our case), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of our common stock or such other securities, in cash or otherwise;

(iii) in our case, file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock and, in the case of certain of our executive officers and directors, make any demand for or exercise any right with respect to or cause to be filed a registration statement, including any amendments to a registration statement, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours, other than a Registration Statement on Form S-8;

(iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common stock; or

(v) publicly announce an intention to effect any transaction specified in clause (i), (ii), (iii) or (iv).

In our case, the restrictions described above do not apply to any of the following (including any public announcement of any of the following or of intent to do any of the following): (i) the shares of voting common stock to be sold by us in this offering, (ii) the issuance by us of shares of common stock, options to purchase shares of common stock, stock appreciation rights and other equity-based incentive awards pursuant to stock option and other equity compensation plans and agreements described in this prospectus and the documents incorporated by reference, as those plans and agreements are in effect on the date of the underwriting agreement, (iii) the issuance by us of shares of common stock upon the exercise of stock options, stock appreciation rights or warrants, or upon settlement of restricted stock units or prepaid stock purchase contracts, that are described in this prospectus and the documents incorporated by reference and that are outstanding on the date of the underwriting agreement, and the issuance by us of shares of common stock under stock options, stock appreciation rights and other equity-based incentive awards issued after the date of the underwriting agreement under stock option and other equity compensation plans and agreements referred to in clause (ii) of this sentence, as those plans are in effect on the date of the underwriting agreement, (iv) the sale of shares of common stock to employees, directors, agents or consultants by us pursuant to an employee stock purchase plan (or the filing of a registration statement on Form S-8 to register shares of common stock issuable under such plans or any other employee or director plan or arrangement), (v) the issuance by us of shares of common stock upon the exercise of a warrant or the conversion of any other security outstanding on the date of the underwriting agreement of which the representatives of the underwriter have been advised in writing, (vi) the issuance by us of securities to raise capital that may be recommended or required by any regulatory agency, (vii) the issuance by us of common stock pursuant to our dividend reinvestment plan, (viii) the issuance by us of the Performance Shares pursuant to the CS Financial Merger Agreement, or (ix) the issuance by us of not more than 10% of the number of shares of common stock then issued and outstanding as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction or filing of a registration statement with the SEC relating to such issuance.

In the case of certain of our executive officers and directors, the restrictions described above do not apply to (i) transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or made voluntarily in connection with subsequent sales of common stock or other securities acquired in such open market transactions, (ii) transfers of shares of common stock or any security convertible into common stock as a bona fide gift, (iii) transfers by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) transfers of shares of common stock or any security convertible into common stock to any corporation, partnership, trust or other entity owned or existing for the direct or indirect benefit of the executive officer or director or a member of his or her immediate family (meaning any relationship by blood, marriage or adoption, not more remote than first cousin), (v) transfers pursuant to the exercise by the executive officer or director of stock options, stock appreciation rights, or warrants or vesting of outstanding restricted stock awards or settlement of outstanding restricted stock units that have been granted by us prior to, and are outstanding as of, the date of the underwriting agreement (or that are granted after the date of the underwriting agreement pursuant to a plan or arrangement that is in place prior to the date of the underwriting agreement), by net share settlement (including with respect to the surrender or forfeiture of common stock to satisfy tax withholding obligations) or where the common stock received upon any such exercise or vesting is held by the executive officer or director, individually or as a fiduciary, in accordance with the terms of the lock-up agreement, (vi) sales or other dispositions pursuant to a pledge in effect on the date of the underwriting agreement of common stock or securities convertible into, or exchangeable or exercisable for, common stock, as security for a margin account pursuant to the terms of such account or other similar pledge arrangement, (vii) sales of shares of common stock pursuant to any contract, instruction or plan in effect on the date of the underwriting agreement that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (a “10b5-1 Plan”) or the establishment of a 10b5-1 Plan after the date of the underwriting agreement, provided that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, may be made pursuant to the newly established 10b5-1 Plan prior to the expiration of the restricted period or (viii) transactions effected with the prior written consent of the representatives of the underwriter.

Certain of our directors and executive officers may purchase shares of our voting common stock in the open market.

New York Stock Exchange Listing

The shares of voting common stock will be listed on the New York Stock Exchange under the symbol “BANC.”

Price Stabilization, Short Positions

Until the distribution of the shares of voting common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing our voting common stock. However, the underwriter may engage in transactions that stabilize the price of shares of our voting common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may purchase and sell shares of our voting common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares of voting common stock than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their over-allotment option or purchasing shares of voting common stock in the open market. In determining the source of shares of voting common stock to close out the covered short position, the underwriter will consider, among other things, the price of shares of voting common stock available for purchase in the open market as compared to the price at which they may purchase shares of voting common stock through the over-allotment option granted to them. “Naked” short sales are sales in excess of such over-allotment option. The underwriter must close out any naked short position by purchasing shares of voting common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our voting common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of voting common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our voting common stock or preventing or retarding a decline in the market price of our voting common stock. As a result, the price of our voting common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our voting common stock. In addition, neither we nor the underwriter makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and some its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the voting common stock we are offering will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP. Certain legal matters relating to the law of the State of California will be passed upon for us by John C. Grosvenor, Executive Vice President and General Counsel of Banc of California, Inc., and certain other legal matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz. In addition, certain legal matters will be passed upon for the underwriter by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Banc of California, Inc. as of December 31, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

BANC OF CALIFORNIA, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We may offer and sell from time to time up to $1,000,000,000 of our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. In addition, the selling security holders identified in this prospectus may offer and sell from time to time up to 1,509,450 shares of our voting common stock.

The debt securities and preferred stock we may offer may be convertible into or exchangeable for other securities of ours. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offering.

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.”

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 9 of this prospectus and in the applicable prospectus supplement.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2014

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more primary offerings, up to a total dollar amount for such offerings of $1,000,000,000. In addition, the registration statement of which this prospectus is a part covers an aggregate of 1,509,450 unregistered shares of our voting common stock that we sold to Patriot Financial Partners, L.P., a Delaware limited partnership, and Patriot Financial Partners Parallel, L.P., a Delaware limited partnership (the “Selling Securityholders”), on December 10, 2013 and which may be offered and sold by the Selling Securityholders from time to time in one or more secondary offerings.

This prospectus provides you with a general description of the securities covered by it. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

All references in this prospectus to “we,” “us,” “our” or similar references mean Banc of California, Inc. and its consolidated subsidiaries and all references in this prospectus to “Banc of California, Inc.” mean Banc of California, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires. When we refer to the “Bank” in this prospectus, we mean our subsidiary, Banc of California, National Association, which is a national bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”

You may read and copy this information at the Public Reference Room of the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K, as amended on Form 10-K/A filed on April 30, 2013	For the year ended December 31, 2012

• Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013

• Current Reports on Form 8-K	Filed on April 10, 2012 (amended report), September 17, 2012 (amended report), November 2, 2012 (amended report), January 3, 2013, February 19, 2013, March 4, 2013, March 5, 2013, April 2, 2013, April 11, 2013, April 25, 2013 (two reports), May 6, 2013, May 15, 2013, June 3, 2013, June 4, 2013 (two reports), June 5, 2013, June 6, 2013, June 12, 2013, June 21, 2013 (two reports), June 26, 2013, July 1, 2013, July 2, 2013 (two ), July 3, 2013, July 8, 2013, July 17, 2013, July 19, 2013, July 22, 2013, July 24, 2013 (amended report), July 30, 2013, August 22, 2013, September 5, 2013, September 6, 2013, September 16, 2013, September 17, 2013 (amended report), September 23, 2013, October 10, 2013, October 15, 2013, October 31, 2013, November 8, 2013, November 22, 2013, December 4, 2013, December 10, 2013, December 12, 2013, January 3, 2014 and February 10, 2014 (two amended reports)

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on May 8, 2002, and any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities and prior to effectiveness of the registration statement, and from the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Banc of California, Inc.

Attention: Investor Relations

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(949) 236-5211

In addition, we maintain a corporate website, www.bancofcal.com. We make available, through our website (by clicking “About Us” and then “Investor Relations Information”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

•	expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

•	the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, may lead to increased loan and lease delinquencies, losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan and lease losses not being adequate to cover actual losses and require us to materially increase our loan and lease loss reserves;

•	the quality and composition of our securities portfolio;

•	changes in general economic conditions, either nationally or in our market areas;

•	changes in the levels of general interest rates, and the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin and funding sources;

•	fluctuations in the demand for loans and leases, the number of unsold homes and other properties and fluctuations in commercial and residential real estate values in our market area;

•	results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan and lease losses, write-down asset values, increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

•	legislative or regulatory changes that adversely affect our business, including changes in regulatory capital or other rules;

•	our ability to control operating costs and expenses;

•	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges;

•	errors in our estimates in determining fair value of certain of our assets, which may result in significant declines in valuation;

•	the network and computer systems on which we depend could fail or experience a security breach;

•	our ability to attract and retain key members of our senior management team;

•	costs and effects of litigation, including settlements and judgments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	adverse changes in the securities markets;

•	earthquake, fire or other natural disasters affecting the condition of real estate collateral;

•	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

•	inability of key third-party providers to perform their obligations to us;

•	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business or final audit adjustments, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere in this prospectus, the accompanying prospectus supplement and the incorporated documents.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus, the accompanying prospectus supplement or the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer securities in an aggregate amount of up to $1,000,000,000 in one or more primary offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock; securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing; currencies; or commodities. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

The Securities the Selling Securityholders May Offer

In addition to the securities we may offer, the Selling Securityholders and their transferees may use this prospectus to offer and sell in one or more secondary offerings up to 1,509,450 shares of voting common stock that we sold to the Selling Securityholders on December 10, 2013 in a transaction exempt from the registration requirements of the Securities Act pursuant to the Securities Purchase Agreement, dated as of December 3, 2013 (the “Securities Purchase Agreement”), by and among us and the Selling Securityholders. The Selling Securityholders’ shares have been included in the registration statement of which this prospectus is a part in satisfaction of registration rights we granted to the Selling Securityholders under the Securities Purchase Agreement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware of focused on or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

BANC OF CALIFORNIA, INC.

We are a bank holding company incorporated in the state of Maryland, primarily engaged in the business of planning, directing and coordinating the business activities of our wholly owned bank subsidiary, Banc of California, National Association, a national bank, referred to herein as the Bank. We are headquartered in Irvine, California and currently have 15 branches in Los Angeles, Orange and San Diego counties, and 50 loan production offices in California, Arizona, Oregon, Washington and Montana. In business since 1941, the Bank is a community-oriented financial institution offering a variety of financial services to meet the needs of the communities we serve. The Bank’s principal business consists of attracting retail deposits from the general public and investing these funds primarily in permanent loans secured by first mortgages on owner-occupied, one- to four-family residences and a variety of consumer loans, multi-family and commercial real estate loans and commercial business loans. Banc Home Loans, the Bank’s residential lending division, operates the Bank’s loan production offices and focuses on originating and selling mortgage loans. The Bank also provides U.S. Small Business Administration, or SBA, loans, as a member of the SBA’s Preferred Lender Program. In addition, the Bank offers specialized private banking services to high net worth individuals, family owned businesses, entrepreneurs, law firms, the entertainment business and others who require a very high level of personalized banking services and customized solutions.

At September 30, 2013, on a consolidated basis, we had total assets of $3.7 billion, total net loans and leases receivable of $2.6 billion, total deposits of $3.3 billion and total stockholders’ equity of $302.6 million

Our voting common stock is listed on the NASDAQ Global Market under the symbol “BANC,” the depositary shares each representing a 1/40th interest in a share of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C are listed on the NASDAQ Global Market under the symbol “BANCP” and our 7.50% Senior Notes Due April 15, 2020 are listed on the NASDAQ Global Market under the symbol “BANCL.” Our principal executive offices are located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612. Our telephone number is (949) 236-5211.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 3 of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing these ratios, earnings consist of income before income taxes plus interest expense, and fixed charges consist of interest expense and the interest portion of our rental expense. Preferred stock dividend requirements represent the amount of pre-tax income required to pay dividends on preferred shares using our 42% marginal income tax rate.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges(1)
Excluding interest on deposits	0.56	4.49	2.44	(1.58)	2.25	0.47	0.63
Including interest on deposits	0.82	2.13	1.54	0.48	1.34	0.84	0.91
Ratio of earnings to combined fixed charges and preferred stock dividends:(2)
Excluding interest on deposits	0.43	2.39	1.47	(0.91)	1.45	0.35	0.61
Including interest on deposits	0.73	1.66	1.23	0.42	1.17	0.77	0.90

(1)	The ratios of earnings to fixed charges, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover fixed charges by $3.1 million, $3.2 million, $2.8 million and $2.1 million, respectively, for those periods.
(2)	The ratios of earnings to combined fixed charges and preferred stock dividends, both excluding and including interest on deposits, were less than one-to-one for the nine months ended September 30, 2013 and for the years ended December 31, 2011, 2009 and 2008. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $5.2 million, $4.1 million, $4.5 million and $2.3 million, respectively, for those periods.

In each period during which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends, we met all financial obligations and preferred stock dividends, as applicable.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities by us for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

We will not received the proceeds from any sales by Selling Securityholders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•	default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Banc of California, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Banc of California, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;

•	to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Banc of California, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and assumes all of our obligations to:

(1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3) we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2) delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the indenture and other matters; and

(3) paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Banc of California, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Banc of California, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)	any debt (a) for money borrowed by Banc of California, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Banc of California, Inc., or to secure the payment of revenue bonds issued for the benefit of Banc of California, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which Banc of California, Inc. has guaranteed or for which it is otherwise liable;

(iii)	the obligation of Banc of California, Inc. as lessee under any lease of property which is reflected on Banc of California’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Banc of California, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Banc of California, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of:

•	450,000,000 shares of common stock, par value $.01 per share; and

•	50,000,000 shares of preferred stock, par value $.01 per share.

Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2013, there were 18,019,052 shares of common stock issued and outstanding, 17,439,562 of which were shares of common stock with full voting rights (the “voting common stock”) and 579,490 of which were shares of Class B Non-Voting Common Stock, which have no voting rights except as required by law (the “non-voting common stock,” and together with the voting common stock, the “common stock”). As of that date there were 80,250 shares of preferred stock issued and outstanding, consisting of 30,000 shares of our Senior Non-Cumulative Perpetual Preferred Stock, Series A, liquidation amount $1,000 per share (“Series A Preferred Stock”), 10,000 shares of our Non-Cumulative Perpetual Preferred Stock, Series B, liquidation amount $1,000 per share (“Series B Preferred Stock”), and 40,250 shares of our 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share (“Series C Preferred Stock”).

In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

We may issue, either separately or together with other securities, shares of common stock and the Selling Securityholders may sell shares of our voting common stock. In the case of shares of common stock sold by us, upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of voting common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Holders of non-voting common stock are not entitled to vote except as required by law. The terms of the non-voting common stock are otherwise identical to the terms of the voting common stock. Of the 450,000,000 shares of common stock currently authorized under our charter, our board of directors has classified 3,136,156 as non-voting common stock.

Subject to preferences to which holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other series of our preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and the shares of any series of preferred or other stock that we may designate in the future.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

General. Our charter permits our board of directors to authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series, without stockholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without approval of the holders of our common stock or the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (except as may be required under the terms of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (see “—Series A Preferred Stock and Series B Preferred Stock-Voting Rights” and “—Series C Preferred Stock-Voting Rights”) or as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See “—Anti-Takeover Effects—Authorized Shares.”

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as described under “—Series A Preferred Stock and Series B Preferred Stock” and “—Series C Preferred Stock,” respectively. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation of the series of preferred stock and the number of shares offered;

•	the amount of liquidation preference per share, if any;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether interests in the preferred stock being offered will be represented by depositary shares; and

•	any other specific terms of the preferred stock being offered.

Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (referred to as the “junior securities”);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (referred to as the “parity securities”); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter.

Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Series A Preferred Stock and Series B Preferred Stock

The description of the Series A Preferred Stock and Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock and Series B Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock and Series B Preferred Stock, copies of which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General. The Series A Preferred Stock constitutes a single series of our preferred stock, consisting of 32,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 10,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share. Neither the Series A Preferred Stock nor the Series B Preferred Stock has any maturity date. We issued the shares of Series A Preferred Stock to the

U.S. Department of the Treasury (“Treasury”) on August 30, 2011 in connection with Treasury’s Small Business Lending Fund (“SBLF”) program for a purchase price of $32.0 million. We issued the shares of Series B Preferred Stock to Treasury on July 1, 2013 concurrent with our acquisition of The Private Bank of California (“PBOC”), in exchange for 10,000 shares of the Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation amount $1,000 per share, originally issued by PBOC to Treasury on September 1, 2011 pursuant to the SBLF Program.

Dividends. Dividends on the Series A Preferred Stock and Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, beginning October 1, 2011 in the case of the Series A Preferred Stock and October 1, 2013 in the case of the Series B Preferred Stock.

The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis until March 1, 2016, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” by us from a “baseline” level. Through January 1, 2014, the dividend rate may be adjusted to between one percent (1%) and five percent (5%), to reflect the amount of change in our level of QSBL from the baseline level to the level as of the end of the second quarter preceding the dividend period in question. From January 1, 2014 to March 1, 2016, the dividend rate will be fixed at one percent (1%). From and after March 1, 2016, the dividend rate will increase to nine percent (9%).

Dividends on the Series A Preferred Stock and Series B Preferred Stock are non-cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock or Series B Preferred Stock for a particular dividend period, then the holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. Our failure to pay a dividend on the Series A Preferred Stock or Series B Preferred Stock will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “—Restrictions on Dividends and Repurchases.”

When dividends have not been declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series A Preferred Stock or Series B Preferred Stock a certificate executed by at least a majority of the members of our board of directors stating that the board used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on the Series A Preferred Stock or Series B Preferred Stock for five or more dividend periods will give the holders of the Series A Preferred Stock or Series B Preferred Stock the right to appoint a non-voting observer on our board of directors, and our failure to pay dividends on the Series A Preferred Stock for six or more dividend periods will give the holders of the Series A Preferred Stock the right to elect two directors. See “—Voting Rights.”

There is no sinking fund with respect to dividends on the Series A Preferred Stock or the Series B Preferred Stock.

Restrictions on Dividends. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may declare and pay dividends on our common stock, any other shares of Junior Stock (as defined below) or Parity Stock (as defined below) only if after giving effect to the dividend, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold (as defined below) and full dividends on all outstanding shares of Series A Preferred Stock and Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid.

If a dividend is not declared and paid in full on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, no dividend or distribution may be declared or paid on our common stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock; provided, however, that in any such dividend period in which a dividend is declared and paid on the Series A Preferred Stock or Series B Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid any material covenant breach.

In the case of the Series A Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $159,588,000 (our consolidated Tier 1 capital as of June 30, 2011) plus (B) $32,000,000 (the aggregate liquidation amount of the Series A Preferred Stock issued) minus (C) the net amount of loan charge-offs since October 1, 2011. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the eleventh dividend period following the date of issuance of the Series A Preferred Stock, by $3,200,000 (ten percent of the aggregate liquidation amount of the Series A Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL from the applicable baseline level to the ninth dividend period.

In the case of the Series B Preferred Stock, the “Tier 1 Dividend Threshold” means 90% of (A) $35,580,000 (PBOC’s Tier 1 capital as of June 30, 2011) plus (B) $10,000,000 (the aggregate liquidation amount of the Series B Preferred Stock issued) minus (C) the net amount of loan charge-offs, by PBOC from September 1, 2011 to June 30, 2013 and by us thereafter. The Tier 1 Dividend Threshold is subject to reduction, beginning on the first day of the third dividend period following the date of issuance of the Series B Preferred Stock by us, by $1,000,000 (ten percent of the aggregate liquidation amount of the Series B Preferred Stock initially issued, without regard to any subsequent partial redemptions) for each one percent increase in QSBL between the initial dividend period of the Series B Preferred Stock and the applicable baseline level.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend and redemption rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock or Series B Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock or Series B Preferred Stock, as applicable, as to dividend rights and/or as to rights on liquidation, dissolution or winding up of Banc of California, Inc., in each case without regard to whether dividends accrue cumulatively or non-cumulatively. The Series A Preferred Stock and Series B Preferred Stock are Parity Stocks with respect to each other, and our Series C Preferred Stock is a Parity Stock with respect to the Series A Preferred Stock and the Series B Preferred Stock.

Restrictions on Repurchases. So long as the Series A Preferred Stock and Series B Preferred Stock remain outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the applicable Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of such shares as of the applicable record date).

If a dividend is not declared and paid on the Series A Preferred Stock or Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or of any of our subsidiaries, or any trust preferred securities issued by us or by any of our affiliates (“Capital Stock”), (other than (i) redemptions, purchases, repurchases or other acquisitions of the Series A Preferred Stock or Series B Preferred Stock and (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or by any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to August 30, 2011, in the case of the Series A Preferred Stock, or binding agreements entered into by PBOC prior to September 1, 2011 and assumed by a subsidiary of ours in connection with our acquisition of PBOC or entered into by us prior to July 1, 2013, in the case of the Series B Preferred Stock, or subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or by any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to (a) in the case of the Series A Preferred Stock, August 30, 2011, and (b) in the case of the Series B Preferred Stock, either (1) February 20, 2009, if such subsidiary was a subsidiary of PBOC immediately prior to July 1, 2013 or (2) otherwise, July 1, 2013.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis, and as measured from June 30, 2011 in the case of the Series A Preferred Stock and from June 30, 2013 in the case of the Series B Preferred Stock) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Banc of California, Inc., holders of the Series A Preferred Stock and Series B Preferred Stock will be entitled to receive for each share of Series A Preferred Stock and Series B Preferred Stock, out of the assets of Banc of California, Inc. or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock and Series B Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock. To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series A Preferred Stock and Series B Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock and Series B Preferred Stock, neither a merger or consolidation of Banc of California, Inc. with another entity nor a sale, lease or exchange of all or substantially all of Banc of California, Inc.’s assets will constitute a liquidation, dissolution or winding up of the affairs of Banc of California, Inc.

Redemption and Repurchases. Subject to the approval of the Federal Reserve Board, the Series A Preferred Stock and Series B Preferred Stock is redeemable at our option in whole or in part at any time and from time to time. In addition, if there is a change in the law that modifies the terms of Treasury’s investment in the Series A Preferred Stock and Series B Preferred Stock or the terms of Treasury’s SBLF program in a materially adverse respect for us, we may, after consultation with the Federal Reserve Board, redeem all of the shares of Series A Preferred Stock and Series B Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period).

Shares of Series A Preferred Stock and Series B Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock and Series B Preferred Stock.

No Conversion Rights. Holders of the Series A Preferred Stock and Series B Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights. The holders of the Series A Preferred Stock and Series B Preferred Stock do not have voting rights other than those described below, except to the extent from time to time required by law.

If dividends on the Series A Preferred Stock or Series B Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the Series A Preferred Stock and Series B Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock or Series B Preferred Stock, as applicable, for five or more dividend periods.

If dividends on the Series A Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series A Stock is at least $25,000,000, the authorized number of directors of Banc of California, Inc. will automatically be increased by two and the holders of the Series A Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at the next annual meeting of stockholders of Banc of California, Inc. (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of Banc of California, Inc. must promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Series A Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series A Preferred Stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series A Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by our charter, the written consent of (x) Treasury, if Treasury holds any shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or (y) the holders of a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock,

as applicable, voting as a single class, if Treasury does not hold any shares of Series A Preferred Stock or Series B Preferred Stock, is required in order to do the following:

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; or

•	amend our charter or the articles supplementary for the Series A Preferred Stock or Series B Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock; or

•	consummate a binding share exchange or reclassification involving the Series A Preferred Stock or Series B Preferred Stock or a merger or consolidation of Banc of California, Inc. with another entity, unless (i) the shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Banc of California, Inc. is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series A Preferred Stock or Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, the assets of Banc of California, Inc., if the Series A Preferred Stock or Series B Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series A Preferred Stock or Series B Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of Banc of California, Inc. or the acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series A Preferred Stock or Series B Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock or Series B Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of Banc of California, Inc., will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or Series B Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of Banc of California, Inc. representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate Banc of California, Inc. for GAAP purposes, or (b) any consolidation or merger of Banc of California, Inc. or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), Banc of California, Inc. or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of the Series A Preferred Stock or Series B Preferred Stock are entitled to vote, holders of shares of the Series A Preferred Stock or Series B Preferred Stock will be entitled to one for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock or Series B Preferred Stock would otherwise be required, all outstanding shares of the Series A Preferred Stock or Series B Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.

Series C Preferred Stock

The description of the Series C Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series C Preferred Stock, as are stated in the articles supplementary to our charter for the Series C Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We issued the Series C Preferred Stock in connection with an underwritten public offering of 1,610,000 depositary shares, each representing a 1/40th interest in a share of the Series C Preferred Stock.

General. The Series C Preferred Stock is a single series of our authorized preferred stock. The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Banc of California, Inc. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of Banc of California, Inc. to redeem or repurchase the Series C Preferred Stock.

Ranking. Shares of the Series C Preferred Stock rank:

•	senior to our junior stock;

•	equally with each other series of parity stock, including our Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.; and

•	junior to any class or series of stock we may issue in the future that ranks senior to the Series C Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc., and to all of our existing and future debt obligations.

The term “junior stock” means our common stock and any other class or series of stock of Banc of California, Inc. over which the Series C Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

The term “parity stock” means any other class or series of stock of Banc of California, Inc. that ranks on parity with the Series C Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of Banc of California, Inc.

Dividends. Dividends on the Series C Preferred Stock are not cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Series C Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Series C Preferred Stock or any other class or series of our preferred stock. Holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, noncumulative cash dividends based on the liquidation preference of the Series C Preferred Stock at a rate equal to 8.00% per annum for each quarterly dividend period from the original issue date of the Series C Preferred Stock to, but excluding, the redemption date of the Series C Preferred Stock, if any.

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Series C Preferred Stock quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, each such date referred to as a dividend payment date, beginning on September 15, 2013. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced on and included the original issue date of the Series C Preferred Stock and ended on and included September 14, 2013. Dividends payable on the Series C Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series C Preferred Stock will cease to accrue on the redemption date, if any, as described under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Series C Preferred Stock called for redemption.

Notwithstanding the foregoing, dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause Banc of California, Inc. to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

So long as any share of Series C Preferred Stock remains outstanding, (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series C Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of the Series C Preferred Stock and any parity stock, all dividends declared upon shares of the Series C Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Series C Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Series C Preferred Stock.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series C Preferred Stock will not be entitled to participate in any such dividend.

Redemption—Optional Redemption. The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series C Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after September 15, 2018, at a redemption price equal to $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of Series C Preferred Stock called for redemption to but excluding the redemption date. Neither the holders of Series C Preferred Stock nor holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Preferred Stock. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Redemption—Redemption Following a Regulatory Capital Treatment Event. We may redeem shares of the Series C Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends and any accrued and unpaid dividends (whether or not declared) on the shares of Series C Preferred Stock called for redemption for the then-current dividend period to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by Banc of California, Inc. that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series C Preferred Stock, there is more than an insubstantial risk that Banc of California, Inc. will not be entitled to treat the full liquidation value of the shares of Series C Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Board Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series C Preferred Stock is outstanding. Redemption of the Series C Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series C Preferred Stock.

Liquidation Rights. In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series C Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per related depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities of creditors and subject to the rights of holders of any securities ranking senior to the Series C Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series C Preferred Stock. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of Banc of California, Inc. are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series C Preferred Stock and all holders of parity stock as to such distribution with the Series C Preferred Stock, the amounts paid to the holders of Series C Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series C Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Banc of California, Inc. according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Banc of California, Inc. with any other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Banc of California, Inc. for cash, securities or other property, will not constitute a liquidation, dissolution or winding up of Banc of California, Inc..

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series C Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights—General. Except as provided below or as expressly required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. Whenever dividends payable on the shares of Series C Preferred Stock (whether or not declared) have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a Nonpayment Event), the authorized number of our directors will automatically be increased by two. The holders of the Series C Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as Voting Parity Stock), voting together as a class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as Preferred Stock Directors) to fill such newly created directorships, but only if the election of any such Preferred Stock Director would not cause us to violate the corporate governance requirement of the NASDAQ Global Market (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to voting rights.

In the event that the holders of Series C Preferred Stock and any Voting Parity Stock shall be entitled to vote for the election of Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Series C Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Preferred Stock Directors after a Nonpayment Event must be made by written notice, signed by the requisite holders of Series C Preferred Stock and/or Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series C Preferred Stock may call such a meeting at our expense solely for the election of Preferred Stock Directors. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Series C Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Series C Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the then-remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Series C Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

When dividends have been paid in full on the Series C Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Series C Preferred Stock to elect Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Nonpayment Event), and, if and when any rights of the holders of Series C Preferred Stock and Voting Parity Stock to elect Preferred Stock Directors have terminated, the terms of office of all Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

Other Voting Rights. So long as any shares of the Series C Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series C Preferred Stock, voting separately as a class, shall be required to:

•	amend, alter or repeal the provisions of our charter (including the articles supplementary creating the Series C Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Series C Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

•	increases in the amount of the authorized common stock or, except as provided below, preferred stock;

•	increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Series C Preferred Stock; or

•	the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Series C Preferred Stock;

•	amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

•	consummate a binding share exchange, a reclassification involving the Series C Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Series C Preferred Stock will have no right to vote under this provision if in each case:

•	the Series C Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

•	the Series C Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Series C Preferred Stock, taken as a whole.

Except as described above, each holder of Series C Preferred Stock will have one vote per share on any matter on which holders of Series C Preferred Stock are entitled to vote. The holders of Series C Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series C Preferred Stock.

As used in this section, “senior stock” means any class or series of stock of Banc of California, Inc. ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Banc of California, Inc.. As of the date of this prospectus, there is no existing senior stock.

The voting provisions described above will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series C Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been set aside by us for the benefit of the holders of the Series C Preferred Stock to effect such redemption.

Preemptive and Conversion Rights. The holders of the Series C Preferred Stock do not have any preemptive or conversion rights.

Anti-takeover Effects

The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

Authorized Shares. Our charter currently authorizes the issuance of 450,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks control of us.

Voting Limitation. Our charter generally prohibits any stockholder that beneficially owns more than 10% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation’s voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our charter. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Board of Directors. Except with respect to any directors who may be elected by any class or series of preferred stock, our board of directors is divided into three classes, each of which contains one-third of the members of the board. The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year. The classification of directors, together with the provisions in our charter described below that limit the ability of stockholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for stockholders to change the composition of the board of directors. As a result, at least two annual meetings of stockholders will be required for the stockholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of stockholders believe that such a change would be desirable. Our charter provides that stockholders may not cumulate their votes in the election of directors.

Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred. Our charter further provides that, subject to the rights of the holders of any series of preferred stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of any class or series of preferred stock.

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any class or series of preferred stock, special meetings of stockholders may be called by our President, by our Chief Executive Officer or by our board of directors by vote of a majority of the whole board (meaning the total number of directors we would have if there were no vacancies). Our bylaws also provide that a special meeting of stockholders shall be called on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Action by Stockholders Without A Meeting. Our bylaws provide that no action may be taken by stockholders without a meeting without the written consent of every stockholder entitled to vote on the matter.

Business Combinations With Certain Persons. Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving “interested stockholders” of Banc of California, Inc. require, in addition to any vote required by law, the approval of the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An “interested stockholder” generally means a person who is a greater than 10% stockholder of Banc of California, Inc. or who is an affiliate of Banc of California, Inc. and at any time within the past two years was a 10% or greater stockholder of Banc of California, Inc.

The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the board of directors and (ii) the transaction has been approved by (a) 80% of the outstanding shares entitled to be cast and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter. Though not anticipated, we could seek stockholder approval of an amendment to our charter to eliminate the opt-out provision; such an amendment would require a supermajority vote. See “—Amendment of Charter and Bylaws.”

Amendment of Charter and Bylaws. Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our voting common stock. The amendment of certain provisions of our charter, however, requires the vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. These include provisions relating to: voting limitations on greater than 10% stockholders; the opt-out of the Maryland control share acquisition statute (see “—Voting Limitation” above); the number, classification, election and removal of directors; certain business combinations with greater than 10% stockholders; indemnification of directors and officers; and amendments to the charter and bylaws.

Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Advance Notice Provisions. Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days before the anniversary of the preceding year’s annual meeting. If, however, the date of the current year annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice of the proposal or nomination must be received by us no earlier than the 120th day prior to the annual meeting or later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public announcement of the meeting date is first made

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock;

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the foregoing;

•	currencies; or

•	commodities.

The price of our debt securities, the price per share of our common stock, preferred stock or depositary shares, or the price of the other securities, currencies or commodities that are the subject of the contract, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, or other securities, currencies or commodities, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Banc of California, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Banc of California, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines the some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•	the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Banc of California, Inc., unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Banc of California, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the steps required to exercise the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. Federal income tax consequences.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

•	the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Banc of California, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

SELLING SECURITYHOLDERS

On December 10, 2013, in a transaction exempt from the registration requirements of the Securities Act, we sold to the Selling Securityholders an aggregate of 1,509,450 shares of our voting common stock. The Selling Securityholders and their transferees may from time to time offer and sell any or all of the shares set forth in the table below pursuant to this prospectus in any type of transaction as more fully described in “Plan of Distribution.”

Neither of the Selling Securityholders has, or within the past three years has had, any position, office, or other material relationship with us or our affiliates.

The following table lists the Selling Securityholders and their ownership of shares of our voting common stock to be offered pursuant to this prospectus. We do not know when or in what amounts the Selling Securityholders may offer such shares for sale. It is possible that the Selling Securityholders will not sell any or all of their shares offered under this prospectus. Because the Selling Securityholders may offer all or some of their shares pursuant to this prospectus, and because we have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by the Selling Securityholders after completion of the offering. For purposes of the table below, we have assumed that Selling Securityholders would sell all of the shares of our voting common stock held by them and therefore would hold no shares of our voting common stock following the offering and hold zero percentage of the outstanding shares of our voting common stock following the offering.

The information set forth below is based on information provided by the Selling Securityholders. A Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Securityholder’s shares of our voting common stock subsequent to providing the information set forth in this table.

Name of Selling Securityholder	Shares of Voting Common Stock Beneficially Owned Pre- offering(1)	Maximum Shares of Voting Common Stock to be Offered(1)	Shares of Voting Common Stock Beneficially Owned Post- offering	Percentage of Outstanding Voting Common Stock Beneficially Owned Post- offering
Patriot Financial Partners, L.P.	1,287,104	1,287,104	—	—
Patriot Financial Partners Parallel, L.P.	222,346	222,346	—	—
Total	1,509,450	1,509,450	—	—

(1)	The following persons may be deemed to share voting and investment authority over the Selling Securityholders’ shares: Patriot Financial Partners GP, L.P., a Delaware limited partnership and general partner of the Selling Securityholders (“Patriot GP”); Patriot Financial Partners GP, LLC, a Delaware limited liability company and general partner of Patriot GP (“Patriot LLC”); and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, as general partners of the Selling Securityholders and Patriot GP and as members of Patriot LLC.

PLAN OF DISTRIBUTION

We may sell our securities in any of three ways (or in any combination):

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers or to a single purchaser.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

The Selling Securityholders may from time to time sell their shares of our voting common stock listed in the table under “Selling Securityholders.” The Selling Securityholders, including their transferees, may sell their shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders or the purchasers of the shares. In the case of sales by Selling Securityholders, we will not receive any of the proceeds from the sale by them of their shares. Unless otherwise described in an applicable prospectus supplement, the description herein of sales by us regarding underwriters, dealers and agents will apply similarly to sales by Selling Securityholders through underwriters, dealers and agents. We will name any underwriters, dealers or agents acting for the Selling Securityholders in a prospectus supplement and describe the principal terms of the agreement between the Selling Securityholders and any such underwriters, dealers or agents.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act, may be sold by Selling Securityholders under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In offering their shares covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of those shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts or commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders will be obligated to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M under the Exchange Act.

Pursuant to the Securities Purchase Agreement by and among us and the Selling Securityholders, we will pay substantially all expenses of the registration of the Selling Securityholders’ shares covered by this prospectus, including, without limitation, all registration, filing and listing fees, fees and disbursements of our counsel, state securities (blue sky) fees and expenses and expenses of our independent accountants; provided, however, that a Selling Securityholder will pay all discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel for the Selling Securityholder and/or any underwriter. We will indemnify the Selling Securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Securities Purchase Agreement by and among us and the Selling Securityholders, or the Selling Securityholders will be entitled to contribution. Pursuant to the Securities Purchase Agreement, we may be indemnified by the Selling Securityholders against certain liabilities, including liabilities under the Securities Act, which may arise from information furnished to us by the Selling Securityholders for use in this prospectus.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2012 and for the year ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that Banc of California, Inc. (then known as First PacTrust

Bancorp, Inc.) merged with Beach Business Bank and acquired Gateway Business Bank during 2012, and management excluded from its assessment of the effectiveness of Banc of California, Inc.’s internal control over financial reporting as of December 31, 2012, Beach Business Bank and Gateway Business Bank’s internal control over financial reporting associated with total assets of $454.2 million and total revenues of $31.3 million included in the consolidated financial statements of Banc of California, Inc. and subsidiaries as of and for the year ended December 31, 2012. The audit of internal control over financial reporting of Banc of California, Inc. also excluded an evaluation of the internal control over financial reporting of Beach Business Bank and Gateway Business Bank.

The consolidated financial statements of Banc of California, Inc. (then known as First PacTrust Bancorp, Inc.) as of December 31, 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Beach Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gateway Bancorp and its subsidiary, Gateway Business Bank as of December 31, 2010 and 2011 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, independent auditor, and upon the authority of said firm as experts in auditing and accounting. Squar Milner’s aforementioned audit report, dated March 30, 2012, expressed an unqualified opinion on such financial statements, and included an explanatory paragraph describing a December 2009 supervisory agreement, or Consent Order, executed by Gateway Business Bank whereby management agreed (with both the FDIC and the California Department of Financial Institutions) to implement certain policies and procedures designed to enhance the safety and soundness of Gateway Business Bank. On August 17, 2012, upon the merger of Gateway Business Bank with and into the Bank in connection with Banc of California, Inc.’s acquisition of Gateway Bancorp, the Consent Order was terminated.

The financial statements of The Private Bank of California as of December 31, 2012 and for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of McGladrey LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of The Private Bank of California as of December 31, 2011 and 2010 and for each of the years in the two-year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

             Shares

Voting Common Stock

PROSPECTUS SUPPLEMENT

UBS Investment Bank

                , 2016